UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 19, 2003


                                    XOMA Ltd.
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             (Exact name of registrant as specified in its charter)


                                     Bermuda
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                 (State or other jurisdiction of incorporation)


              0-14710                                    52-2154066
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     (Commission File Number)              (IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California                   94710
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(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code               (510) 204-7200
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          (Former name or former address, if changed since last report)



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Item 5. Other Events

     As previously announced on September 19, 2003, XOMA Ltd. (the "Company") priced its public offering of nine million common shares at $8.00 per share. A copy of the press release is attached hereto as Exhibit 1 and incorporated herein by reference.

     The Company completed the sale of these shares on September 24, 2003. A copy of the underwriting agreement by which the Company agreed to sell the shares is attached hereto as Exhibit 2 and incorporated herein by reference. In the underwriting agreement, the Company also granted to the underwriters an option to purchase 1,350,000 additional common shares within 30 days of the offering to cover over-allotments.



Item 7. Exhibits

1.   Press Release dated September 19, 2003.

2. Underwriting Agreement dated September 19, 2003 by and among the Company and the underwriters named therein.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 24, 2003       XOMA LTD.



                                 By:  /s/ Christopher J. Margolin
                                      -----------------------------------
                                      Christopher J. Margolin
                                      Vice President, General
                                      Counsel and Secretary

                                  EXHIBIT INDEX


Number   Description

1.   Press Release dated September 19, 2003.

2. Underwriting Agreement dated September 19, 2003 by and among the Company and the underwriters named therein.